SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 8, 2010

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA	000-49652	65-0773383
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 8, 2010, Zaldiva Inc., a Florida corporation (the “Company”), and Asher Enterprises, Inc., a Delaware corporation (“Asher”), executed Amendment No. 1 to Convertible Promissory Note (the “Amendment”).  Pursuant to the Amendment, the  Company’s Convertible Promissory Note is convertible, at Asher’s option, into shares of the Company’s common stock at a price that is equal to 41% of the average of the lowest three trading prices for the common stock during the 10-trading day period ending on the trading day before Asher delivers to the Company its Conversion Notice with respect to such conversion.  The Amendment also removed the conversion price ceiling of $0.0035 that was a part of the original Convertible Promissory Note.  The remaining terms of the Convertible Promissory Note, which were disclosed in the Company’s Current Report on Form 8-K, dated June 4, 2010, and filed with the Securities and Exchange Commission on June 9, 2010, shall remain in full force and effect.  The principal amount of the Convertible Promissory Note is $25,000.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

10

Amendment No. 1 to Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida corporation

Date:  September 14, 2010

/s/ Nicole Leigh

                        Nicole Leigh, President